Exhibit (a)(1)(E)

Offer to Purchase

All Outstanding Shares of Common Stock

of

CARDCONNECT CORP.

at

$15.00 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated June 7, 2017

by

MINGLEWOOD MERGER SUB INC.,

a wholly-owned subsidiary

of

FIRST DATA CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE

MINUTE AFTER 11:59 P.M., EASTERN TIME, ON WEDNESDAY, JULY 5, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

June 7, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated June 7, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer by Minglewood Merger Sub Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of First Data Corporation, a Delaware corporation (“First Data”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) of CardConnect Corp., a Delaware corporation (“CardConnect”), at a purchase price of $15.00 per Share, net to the seller in cash, without interest and subject to any required tax withholding, upon the terms and subject to the conditions of the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”).

Also enclosed is CardConnect’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF CARDCONNECT (UPON THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF BOARD MEMBERS) UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $15.00 per Share, net to you in cash, without interest and subject to any required tax withholding.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of May 26, 2017 (as it may be amended from time to time, the “Merger Agreement”), by and among CardConnect, First Data, and Purchaser. The Merger Agreement provides, among other things, that as soon as practicable following the consummation of the Offer and subject to certain conditions, Purchaser will be merged with and into CardConnect (the “Merger”) pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with CardConnect continuing as the surviving corporation and becoming a wholly-owned subsidiary of First Data.

4. The Board of Directors of CardConnect (i) has determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interests of, CardConnect and its stockholders, (ii) has declared it advisable to enter into the Merger Agreement, (iii) has unanimously approved the execution, delivery and performance by CardConnect of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, (iv) has agreed that the Merger shall be effected under Section 251(h) of the DGCL and (v) is recommending that the stockholders of CardConnect tender their Shares to Purchaser pursuant to the Offer, in each case, on the terms and subject to the conditions of the Merger Agreement.

5. The Offer and withdrawal rights will expire at one minute after 11:59 P.M., Eastern Time, on Wednesday, July 5, 2017, unless the Offer is extended or earlier terminated.

6. The Offer is not subject to a financing condition. The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to the conditions set forth in Section 15 of the Offer to Purchase (collectively, the “Offer Conditions”). Among the Offer Conditions are: (i) the Minimum Condition (as defined in the Offer to Purchase), which is summarized below, (ii) the Series A Notice Condition (as defined in the Offer to Purchase), (iii) the Antitrust Condition (as defined in the Offer to Purchase); and (iv) the accuracy of CardConnect’s representations and warranties set forth in the Merger Agreement, and the performance of CardConnect’s covenants set forth in the Merger Agreement, in each case, to specified standards of materiality. The “Minimum Condition” means that there shall have been validly tendered and not validly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by First Data and its affiliates (excluding any Shares tendered pursuant to guaranteed delivery procedures that have not yet been received), represent one more Share than 50% of the sum of (i) the total number of Shares outstanding at the time of the expiration of the Offer plus (ii) the aggregate number of Shares issuable to holders of options to purchase Shares granted under CardConnect’s equity plans (“Options”) from which CardConnect has received notices of exercise prior to the expiration of the Offer (and as to which Shares have not yet been issued to such exercising holders of Options). The time as of which Purchaser accepts for payment all Shares tendered (and not validly withdrawn) pursuant to the Offer is referred to as the “Offer Acceptance Time.”

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

CARDCONNECT CORP.

at

$15.00 Per Share, Net in Cash

Pursuant to the Offer to Purchase dated June 7, 2017

by

MINGLEWOOD MERGER SUB INC.,

a wholly-owned subsidiary

of

FIRST DATA CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 7, 2017, and the related Letter of Transmittal, in connection with the offer by Minglewood Merger Sub Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of First Data Corporation, a Delaware corporation (“First Data”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) of CardConnect Corp., a Delaware corporation (“CardConnect”), at a purchase price of $15.00 per Share, net to the seller in cash, without interest and subject to any required tax withholding, upon the terms and subject to the conditions of the Offer to Purchase (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”).

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered:	SIGN HERE
Shares*	Signature(s)

Account No.

Dated , 2017

Area Code and Phone Number

Tax Identification Number or Social Security Number	Please Print name(s) and address(es) here

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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